                                                                    EXHIBIT 10.3


     364-DAY REVOLVING CREDIT AGREEMENT, dated as of June 26, 2001, among PPL CAPITAL FUNDING, INC., a Delaware corporation ("Borrower"); PPL CORPORATION, a Pennsylvania corporation ("Parent"), as guarantor of the obligations of Borrower hereunder and PPL ENERGY SUPPLY, LLC, a Delaware limited liability company ("Lender") (all capitalized terms used herein shall have the meanings specified therefor in Section 5 unless otherwise defined herein).

     Subject to and upon the terms and conditions set forth herein, the Lender is willing to make available to the Borrower the credit facility herein provided for working capital and other general corporate purposes of the Borrower, including investments in, or loans to, affiliates of the Borrower.

     Subject to and upon the terms and conditions set forth herein, the parties agree as follows:

         SECTION 1.     Amounts and Terms of Loans.
                        --------------------------

     1.1 Commitment. Subject to and upon the terms and conditions herein set forth, the Lender agrees, at any time and from time to time prior to the Expiry Date, to make a loan or loans (each a "Loan" and collectively the "Loans") to the Borrower, which Loans (i) shall at the option of the Borrower, be initially maintained as Base Rate Loans or Eurodollar Loans, and (ii) may be repaid and borrowed in accordance with the provisions hereof.

     1.2 Notices of Borrowing. Whenever the Borrower desires to make a Borrowing hereunder, it shall give the Lender at the Payment Office (i) no later than 12:00 Noon (New York time) at least three Business Days' prior written notice or telephonic notice (confirmed in writing) of each Eurodollar Loan to be made hereunder and (ii) no later than 11:30 A.M. (New York time) on the date of such Borrowing written notice or telephonic notice (confirmed in writing) of each Base Rate Loan to be made hereunder. Each such notice (each a "Notice of Borrowing") shall state that the Borrowing is being made hereunder and shall specify the aggregate principal amount the Borrower desires to borrow hereunder, the date of Borrowing (which shall be a Business Day), the Type of Loans to be made pursuant to such Borrowing and the Interest Period to be applicable thereto.

     1.3 Disbursement of Funds. On the date specified in each Notice of Borrowing the Lender will make available the amount of the Borrowing requested to be made on such date in U.S. dollars and in immediately available funds, to the Borrower not later than 1:00 P.M. (New York time) (or, in the case of Base Rate Loans, 3:00 P.M. (New York time)).

     1.4 Repayment of Loans; Evidence of Debt. The outstanding principal balance of each Loan shall be due and payable by the Borrower on the Expiry Date. Each Loan shall bear interest from the date thereof on the outstanding principal balance thereof as set forth in Section 2.1. The Lender shall maintain

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in accordance with its usual practice an account or accounts evidencing the indebtedness to the Lender resulting from each Loan made by the Lender from time to time to the Borrower, including the amounts of principal and interest payable and paid to the Lender from time to time under this Agreement.

     1.5 Fees. The Borrower agrees to pay to the Lender a commitment fee, in an amount or amounts to be agreed upon between the Borrower and the Lender from time to time, for the period from the Closing Date until the Expiry Date (or such earlier date as the Commitment shall be terminated), on the average daily unused amount of the Commitment.

     1.6 Reductions in Commitment. The Borrower shall have the right, upon at least 3 Business Days' prior written notice to the Lender at the Payment Office, to reduce permanently the Commitment, in an aggregate amount equal to an integral multiple of $1,000,000 and not less than $10,000,000, or to terminate the unutilized portion of the Commitment.

     1.7 Compensation. The Borrower shall compensate the Lender, upon the Lender's written request given promptly after learning of the same, for all losses, expenses and liabilities (including, without limitation, any interest paid by the Lender to lenders of funds borrowed by it to make or carry its Eurodollar Loans and any loss sustained by the Lender in connection with the re-employment of such funds), which the Lender sustains: (i) if for any reason (other than a failure of the Lender to perform its obligations) a Borrowing of any Eurodollar Loan does not occur on a date specified therefor in a Notice of Borrowing or notice of conversion (whether or not withdrawn or canceled pursuant to ss. 2.5 or otherwise), (ii) if any repayment or conversion (pursuant to ss.
2.5 or otherwise) of any of its Eurodollar Loans occurs on a date which is not the last day of the Interest Period applicable thereto, or (iii) without duplication of any amounts paid pursuant to ss. 2 hereof, as a consequence of any other default by the Borrower to repay its Eurodollar Loans when required by the terms of this Agreement. A statement as to any amounts payable to the Lender under this ss. 1.7 submitted to the Borrower by the Lender shall show the amount payable and the calculations used to determine such amount and shall, absent manifest error, be final, conclusive and binding upon all parties hereto.

     1.8 Notes. The Lender may request that its Loans be evidenced by a revolving note or notes from time to time (the "Notes").

         SECTION 2. Interest.
                    --------

     2.1 Rates of Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan made to it from the date the proceeds thereof are made available to it until prepayment pursuant to ss. 3 or maturity (whether by acceleration or otherwise) at a rate per annum which shall be the Base Rate in effect from time to time.

     (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan made to it from the date the proceeds thereof are made available to it until prepayment pursuant to ss. 3 or maturity (whether by acceleration or otherwise) at a rate per annum which shall be the relevant Quoted Rate.


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     (c) The Borrower agrees to pay interest in respect of overdue principal of, and (to the extent permitted by law) overdue interest in respect of, each Loan made to it, on demand, at a rate per annum which shall be 2% in excess of the Base Rate in effect from time to time.

     (d) Interest shall be computed on the actual number of days elapsed on the basis of a 360-day year; provided, however, that for any rate of interest determined by reference to a prime rate under Lender's revolving credit facilities in effect on the date of determination, interest shall be computed on the actual number of days elapsed on the basis of a year of 365 or 366 days.

     (e) In computing interest on the Loans, the date of the making of a Loan shall be included and the date of payment shall be excluded, provided, however, that if a Loan is repaid on the same day on which it is made, such day shall nevertheless be included in computing interest thereon.

     2.2 Determination of Rate of Borrowing. As soon as practicable after 10:00 A.M. (New York time) on the Business Day prior to the commencement of any Interest Period with respect to a Eurodollar Loan, the Lender shall determine (which determination, absent manifest error, shall be final, conclusive and binding upon all parties) the rate of interest which shall be applicable to such Eurodollar Loan for the Interest Period applicable thereto and shall promptly give notice thereof (in writing or by telephone, confirmed in writing) to the Borrower. In the event that there is no applicable rate for such Eurodollar
Loan: (i) the Lender shall promptly give notice thereof (in writing or by telephone, confirmed in writing) to the Borrower and (ii) such Loan shall be deemed to have been requested to be made as a Base Rate Loan and (iii) the rate applicable to such Loan shall be the Base Rate in effect from time to time.

     2.3 Interest Payment Dates. Accrued interest shall be payable (i) in respect of each Eurodollar Loan, at the end of the Interest Period relating thereto and in respect of each Loan with an Interest Period of longer than 3 months, on each 3-month anniversary of the first day of such Interest Period,
(ii) in respect of each Base Rate Loan, at the end of each Interest Period relating thereto and (iii) in respect of each Loan, on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after maturity, on demand.

     2.4 Conversions; Interest Periods. (a) The Borrower shall have the option to convert on any Business Day, all or a portion at least equal to $10,000,000 of the outstanding principal amount of the Loans made to it pursuant to one or more Borrowings of one Type of Loans into a Borrowing or Borrowings of another Type of Loan, provided that except as provided in ss.2.5(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable thereto and no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Loans pursuant to such Borrowing to less than $10,000,000. Each such conversion shall be effected by the Borrower by giving the Lender at its Payment Office, prior to 12:00 Noon (New York time), at least three Business Days (or by 12:00 Noon on the same Business Day in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were made, the Type of Loans to be converted into and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. (a) At the time the Borrower


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gives a Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans (in the case of any subsequent Interest Period), such Borrower shall have the right to elect, by giving the Lender written notice (or telephonic notice promptly confirmed in writing), the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, two, three or six month period or, subject to availability on the part of the Lender, such shorter period as ends on the Expiry Date. Notwithstanding anything to the contrary contained above:

          (i) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

          (ii) if any Interest Period applicable to a Borrowing of Eurodollar Loans begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

          (iii) no Interest Period in respect of any Borrowing of Loans shall extend beyond the Expiry Date; and

          (iv) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period.

If upon the expiration of any Interest Period, the Borrower has failed to elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above or is unable to elect a new Interest Period as a result of ss. 2.4(a)(ii) above, the Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

         2.5 Increased Costs, Illegality, Etc. (a) In the event that the Lender shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties but, shall be made only after consultation with the Borrower) that:

          (i) on any date for determining the Quoted Rate for any Interest Period, by reason of any change after the date hereof affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate by reference to the Quoted Rate; or

          (ii) at any time, by reason of any change in any applicable law or any other circumstance, the Quoted Rate shall not represent the effective pricing to the Lender for funding or maintaining the affected Eurodollar Loan; or


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         (iii) at any time, that the making or continuance of any Eurodollar
     Loan has become unlawful by compliance by the Lender in good faith with any law, governmental rule, regulation, guideline or order, or would cause severe hardship to the Lender as a result of a contingency occurring after the date hereof which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, the Lender shall on such date of determination give notice (by telephone confirmed in writing) to the Borrower of such determination. Thereafter, (x) in the case of clause (i) or (ii) above, the Borrower shall pay to the Lender, upon written demand therefor, such additional amounts deemed in good faith by the Lender to be material (in the form of an increased rate of, or a different method of calculating, interest or otherwise as the Lender in its discretion shall determine) as shall be required to cause the Lender to receive interest with respect to its affected Eurodollar Loan at a rate per annum equal to the then Applicable Eurodollar Margin in excess of the effective pricing to the Lender to make or maintain such Eurodollar Loan and (y) in the case of clause (iii), the Borrower shall take one of the actions specified in ss. 2.5(b) as promptly as possible and, in any event, within the time period required by law. A certificate as to additional amounts owed the Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by the Lender shall, absent manifest error, be final, conclusive and binding upon all of the parties hereto.

         (b) At any time that any of its Loans are affected by the circumstances described in ss. 2.5(a) the Borrower may (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Lender notice thereof by telephone (confirmed in writing) on the same date that the Borrower was notified by the Lender pursuant to ss. 2.5(a) or (ii) if the affected Eurodollar Loan is then outstanding, upon at least 3 Business Days' written notice to the Lender, require the Lender to convert such Eurodollar Loan into a Base Rate Loan.

         SECTION 3. Payments.
                    --------

         3.1 Payments on Non-Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, if a payment of principal has been so extended, interest shall be payable on such principal at the applicable rate during such extension.

         3.2 Voluntary Prepayments. The Borrower shall have the right to prepay its Loans in whole or in part, without premium or penalty, from time to time pursuant to this ss. 3.2 on the following terms and conditions: (i) the Borrower shall give the Lender at the Payment Office at least 3 Business Days' prior written notice or telephonic notice (confirmed in writing) of its intent to prepay such Loans, which notice shall specify the amount of such prepayment and the specific Borrowing to be prepaid; (ii) each prepayment shall be in an integral multiple of $1,000,000 and not less than $10,000,000 (or, if less, the amount then remaining outstanding in respect of the Borrowing being prepaid);
(iii) at the time of any prepayment, the Borrower shall pay all interest accrued on the principal amount of said prepayment and, if the Borrower prepays any Eurodollar Loan on any day other than the last day of an Interest Period applicable thereto, the Borrower shall compensate the Lender for losses sustained as a result of such prepayment to the extent and as provided in
Section 1.7.


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     3.3 Method and Place of Payment, Etc. Except as expressly provided herein, all payments under this Agreement shall be made to the Lender not later than Noon (New York time) on the date when due and shall be made in freely transferable U.S. dollars and in immediately available funds at the Payment Office.

         SECTION 4.  Parent Guarantee.
                     ----------------

     In order to induce the Lender to extend credit hereunder to Borrower, Parent hereby irrevocably and unconditionally guarantees, as primary obligor and not merely as a surety, the Borrower Obligations. Parent further agrees that the due and punctual payment of the Borrower Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any Borrower Obligation.

     Parent waives presentment to, demand of payment from and protest to Borrower of any of the Borrower Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of Parent hereunder shall not be affected by (a) the failure of the Lender to assert any claim or demand or to enforce any right or remedy against Borrower under the provisions of this Agreement or otherwise, (b) change or increase in the amount of any of the Borrower Obligations, whether or not consented to by Parent, or (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement or any other agreement.

     Parent further agrees that its agreement hereunder constitutes a promise of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Borrower Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Lender to any balance of any deposit account or credit on the books of any bank in favor of any other person.

     The obligations of Parent hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Borrower Obligations, any impossibility in the performance of the Borrower Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of Parent hereunder shall not be discharged or impaired or otherwise affected by the failure of the Lender to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification in respect of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Borrower Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of Parent or otherwise operate as a discharge of Parent or Borrower as a matter of law or equity.

     Parent further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Borrower Obligation is rescinded or must otherwise be restored by the Lender upon the bankruptcy or reorganization of Borrower or otherwise.


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     In furtherance of the foregoing and not in limitation of any other right which the Lender may have at law or in equity against Parent by virtue hereof, upon the failure of Borrower to pay any Borrower Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, Parent hereby promises to and will, upon receipt of written demand by the Lender, forthwith pay, or cause to be paid, in cash the amount of such unpaid Borrower Obligation.

     Upon payment by Parent of any Borrower Obligation, the Lender shall, in a reasonable manner, assign the amount of such Borrower Obligation owed to it and so paid to Parent, to the extent to which the Borrower Obligation in question was discharged by Parent, or make such disposition thereof as Parent shall direct (all without recourse to the Lender and without any representation or warranty by the Lender).

     Upon payment by Parent of any sums as provided above, all rights of Parent against Borrower arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of all the Borrower Obligations owed by Borrower to the Lender.

         SECTION 5.  Miscellaneous.
                     -------------

     5.1 Definitions. As used herein the following terms shall have the meanings herein specified and shall include in the singular number the plural and in the plural number the singular:

     "Agreement" shall mean this 364-Day Revolving Credit Agreement, as it may from time to time be amended, supplemented or otherwise modified.

     "Base Rate" shall mean, for any day, a rate per annum based on the "Base Rate" available to the Lender under its revolving credit facilities then in effect.

     "Base Rate Loan" shall mean any Loan during any period during which such Loan is bearing interest at the rates provided for in ss. 2.1(a).

     "Borrower" shall mean PPL Capital Funding, Inc."Borrower Obligations" shall mean all obligations of Borrower under this Agreement to pay (i) the principal of and interest on the Loans when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other payment obligations of Borrower hereunder or under any other Loan Documents.

     "Borrowing" shall mean the incurrence of one Type of Loan to a Borrower from the Lender on a given date, all of which Eurodollar Loans shall have the same Interest Period, pursuant to ss. 1.2; provided, however, that Loans to the Borrower of a different Type extended by the Lender pursuant to ss. 2.5(b) shall be considered a part of the related Borrowing.

     "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day on which banks in New York City are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and


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payments of principal and interest on, Eurodollar Loans, any day which is a
Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the London interbank Eurodollar market.

     "Closing Date" shall mean the date of this Agreement.

     "Commitment" for the Lender, shall mean $800,000,000, to be reduced by the amount of any reduction thereto effected pursuant to ss. 1.6.

     "Eurodollar Loan" shall mean any loan during any period during which such Loan is bearing interest at the rates provided for in ss. 2.1(b).

     "Expiry Date" shall mean June __, 2002.

     "GAAP" shall mean United States generally accepted accounting principles applied on a consistent basis.

     "Interest Period" shall mean (a) as to any Eurodollar Loan, the period commencing on the date of such Loan or on the last day of the most recent Interest Period applicable thereto and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect in a Notice of Borrowing or Notice of Conversion and (b) as to any Base Rate Loan, the period commencing on the date of such Loan and ending on the date 90 days thereafter or, if earlier, on the Expiry Date or the date of prepayment of such Loan. If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period applicable to a Borrowing of Eurodollar Loans would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day.

     "Loan" shall have the meaning assigned that term in ss. 1.1.

     "Loan Documents" shall mean this agreement and any Notes issued by the Borrower hereunder.

     "Notice of Borrowing" shall have the meaning assigned that term in ss. 1.2.

     "Notice of Conversion" shall have the meaning assigned that term in ss. 2.4(a).

     "Parent" shall have the meaning assigned that term in the first paragraph of this Agreement.

     "Payment Office" shall mean the office of the Lender located at Two North Ninth Street, Allentown, PA, 18101, or such other office as the Lender may hereafter designate in writing as such to the other parties hereto.


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     "Quoted Rate" shall mean, with respect to any Eurodollar Loan for any
Interest Period, the rate agreed upon by the Borrower and the Lender, based on rates available to Lender for Eurodollar Loans under its revolving credit facilities then in effect.

     "Type" shall mean any type of Loan, i.e., whether a Loan is a Base Rate Loan or a Eurodollar Loan.

     5.2 Exercise of Rights. Neither the failure nor delay on the part of the Lender to exercise any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Lender would otherwise have. No notice to or demand on Borrower or Parent in any case shall entitle Borrower or Parent, as applicable, to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Lender to any other or further action in any circumstances without notice or demand.

     5.3 Amendment and Waiver. Neither this Agreement [nor any other Loan] Document] nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower, Parent and the Lender.

     5.4 Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

     5.5 Notices, Requests, Demands. All notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been given or made (i) in the case of notice by mail, when actually received, and (ii) in the case of telecopier notice sent over a telecopier machine owned or operated by a party hereto, when sent, in each case addressed to the party or parties to which such notice is given at their respective addresses shown below their signatures hereto or at such other address as such party may hereafter specify in writing to the others. No other method of giving notice is hereby precluded.

     5.6 Governing Law. This Agreement and the rights and obligations of the parties under this Agreement shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

         5.7 Counterparts. This Agreement may be executed in any number of copies, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument.

     5.8 Effectiveness. This Agreement shall become effective on the Closing
Date.

     5.9 Headings Descriptive. The headings of the various provisions of this Agreement are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.


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

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

                           PPL CAPITAL FUNDING, INC.,


                              By /s/ James E. Abel
                               -------------------
                               Name: James E. Abel
                               Title:

                                PPL CORPORATION,


                              By /s/ James E. Abel
                               -------------------
                               Name: James E. Abel
                               Title:

                             PPL ENERGY SUPPLY, LLC,


                              By /s/ James E. Abel
                               -------------------
                               Name: James E. Abel
                               Title:



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                               Notice of Borrowing
                               -------------------



                                       11